ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "ASSUMPTION AGREEMENT") is made and entered into this 19th day of January, 2005 (the "EFFECTIVE DATE"), by and between AUTRY COMBS, a resident of Quesnel, British Columbia ("SELLER") and FRONTIER EXPLORATIONS CORP., a Delaware corporation ("ASSIGNOR"), and GT DATA CORPORATION, a Nevada corporation, as assignee (the "ASSIGNEE").

                                    RECITALS

     A. Seller and Assignor entered into that certain Option Purchase Agreement dated on or about January 19, 2005, (the "CONTRACT"), for the purchase and sale of the Cream Claim (defined in the Contract and hereafter as the "PROPERTY") and more particularly described on Schedule "A" attached to the Contract.

B. Assignor has offered to sell and Assignee has offered to buy the Contract, and Seller has agreed to accept such assignment, all in accordance with the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignors and the Assignee hereby agree as follows:

     1. Recitals. The Recitals hereinabove are true and correct and are incorporated herein by reference.

2. Assignment. The Assignor hereby assigns all of its right, title, and interest in and to the Contract to the Assignee.

3. Assumption. The Assignee hereby accepts the assignment of the Contract set forth in Section 2 above and hereby assumes, from and after the date hereof, all of the Assignor's obligations under the Contract and hereby agrees to abide by, observe, and perform all of the terms, covenants, and conditions set forth in the Contract and applicable to the Assignor, as if the Assignee were substituted for the Assignor as a party to the Contract.

4. Indemnity. The Assignee hereby indemnifies and agrees to hold the Assignor harmless from and against any and all losses, claims, liabilities, costs, expenses, judgments and suits, including, without limitation, attorney's and paralegal's fees and costs, whether or not suit is filed and whether occurring in preparation for or at trial, retrial, or on appeal, arising out of or in connection with Assignee's failure to timely perform any of Assignor's obligations under the Contract or Assignee's failure to timely perform any of Assignee's obligations under this Assumption Agreement.

5.     Payment.

     (a) PAYMENT OF SHARES. For and in consideration of the Assignor's assignment of the Contract to the Assignee, the Assignee shall deliver to the Assignor as payment in full for the assignment such number of shares of Assignee's common stock that have a value equal to $80,000 (the "SHARES"). For the purposes of this section, the Assignee and Assignor agree that each share of Assignee common stock shall be valued at $0.010446. Assignee shall deliver the Shares to Assignor simultaneously with the execution of this Assumption Agreement.

(b) MANDATORY REGISTRATION RIGHTS. The Assignee shall prepare, and, on or prior to the 120th calendar day following the Closing of the Contract, (the "FILING DATE"), file with the Securities and Exchange Commission a Registration Statement on Form SB-2 (or, if Form SB-2 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Assignor or its representative, which consent will not be unreasonably withheld) covering the resale of the Shares, which Registration Statement, to the extent allowable under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable pursuant to stock splits, stock dividends or similar transactions. Such Registration Statement shall remain effective until the Shares are subject to resale under Rule 144 without limitation (assuming the holders of the Shares are not affiliates of the Assignee). The Assignee shall not, without the prior written consent of the Assignor (which may be withheld for any reason or for no reason in Assignor's sole and exclusive discretion) register any securities, whether on behalf of itself or any third party, unless and until the Shares have been registered for resale hereunder.

     6. Defaults. In the event of any failure to timely deliver the Shares in accordance with Section 5 above or upon Assignee's failure to comply with any of the terms and provisions of this Assumption Agreement (each an "EVENT OF DEFAULT"), the Assignor shall be entitled to seek any and all remedies available to it at law or in equity, including, without limitation, canceling this Assumption Agreement.

7. Governing Law. This Assumption Agreement shall be governed exclusively by and construed in accordance with the laws of the State of Florida, without regard to the principals of conflicts of law.

8. Binding and Continuing Effect. The terms and provisions of this Agreement shall be binding upon the respective parties hereto, and their agents, representatives, contractors, guests, invitees, tenants, successors and assigns.

9. Construction. Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than any other.

10. Attorney's Fees and Enforcement. The prevailing party in any effort to enforce this Agreement shall be entitled to be reimbursed or paid by the party not prevailing all expenses incurred by such prevailing party, including attorney fees, paralegal fees and consultant fees and all out-of-pocket expenses related to enforcement whether or not suit is filed and including such expenses related to any administrative, governmental or judicial meeting, hearing or proceeding pertaining to enforcement, and through all appeals, bankruptcy proceedings and collection efforts.

11. Further Assurances. Seller, Assignor and Assignee agree to execute and deliver, or cause to be executed and delivered, such documents as might be reasonably requested by the other party to ensure that the benefits of this Assumption Agreement are realized by each of the parties. Seller, Assignor and Assignee further agree to do, or cause to be done, such acts and things as might be reasonably requested by the other party to ensure that the benefits of the Assumption Agreement are realized by each of the parties.

12. Entire Agreement; No Third-Party Beneficiaries. This Assumption Agreement (including the exhibits and schedules attached hereto) contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Assumption Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. The exhibits and schedules constitute a part hereof as though set forth in full above. This Assumption Agreement is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

13. Amendment; Waiver. This Assumption Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise and no delay in exercising, any right, power or privilege under this Assumption Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Assumption Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

14. Counterparts. This Assumption Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

     IN WITNESS WHEREOF, the undersigned has executed this Assumption Agreement in manner and form sufficient to bind them as of the 19th day of January, 2005.

"ASSIGNEE"                           "ASSIGNOR"

GT  DATA  CORPORATION,
a  Nevada  corporation               FRONTIER EXPLORATIONS CORP., a Delaware
corporation

By:  /s/  Robert  Genesi             By:  /s/  D.  Watford
Print  Name:  Robert  Genesi         Print  Name:  D.  Watford
Its:  Chairman  and  CEO             Its:  President


"SELLER"

AUTRY  COMBS,
a  resident  of  Quesnel,  B.C.

By:  /s/  Autry  Combs
Print  Name:  Autry  Combs

                                       A-6
                                   EXHIBIT"A"
                                   ----------
              THIS OPTION TO PURCHASE AGREEMENT MADE AS OF THE 19TH
                              DAY OF JANUARY, 2005.

                       BETWEEN FRONTIER EXPLORATIONS CORP.
                   (F/K/A FRONTIER EDUCATIONAL SYSTEMS, INC.)
                                OF THE FIRST PART
          (collectively herein after referred to as the "CORPORATION")

                                      AND:

                                   AUTRY COMBS
                               OF THE SECOND PART
                   (herein after referred to as the "VENDOR")

WHEREAS:

A.     The  Vendor has staked or caused to be staked and is the beneficial owner
of  the                       Cream  claim  "the  Property" as more particularly
described  in  "Schedule  1",  "Schedule 2", and "Schedule 3" of this Agreement,

B.        The  Corporation  wishes  to  acquire an interest in the Property, and

C.        The  Corporation  is  a  Delaware  Corporation.

THIS AGREEMENT Witnesses that in consideration of the sum of $10.00 now paid by the Corporation to the Vendor (the receipt and sufficiency of which is hereby acknowledged) and the covenants and agreements herein after set forth, the parties hereto agree as follows:

1. The Vendor irrevocably grants to the Corporation the sole and exclusive right and option to acquire a one hundred percent 100% undivided interest in the Property, free and clear of all charges and encumbrances.

2.     In  order  to  exercise  the  Option  the  Corporation  agrees  to:

(a)     Pay  the  Vendor  $2,000.00  (USD)  upon  signing  this  Agreement,  and

(b) Issue to the Vendor 2,200,000 (two million two hundred thousand) in the common capital stock of Frontier Explorations Corp. (the Corporation) within
five  days  of     signing  of  this  agreement.

3. The Corporation shall pay any reasonable expenses of both the Corporation and the Vendor, including all fees and disbursements of council, in connection with the negotiation and preparation of this agreement.

4. The Corporation covenants and agrees that it will file this Agreement with regulatory agencies necessary as required by law.

5. Concurrently with the execution of this Agreement, the Vendor shall cause to be delivered to the Corporation duly executed transfers of the Property in recordable form in favor of The Company or its nominee, free and clear of all liens, charges, encumbrances, security interests and adverse claims.

6.     Upon  making  all  of the payments and issuing all the shares required by
Section 2 hereof, the Corporation shall without further payment or action, be deemed to have exercised the Option to Purchase and it will thereupon acquire and be deemed to have acquired and be vested with a one hundred (100%) percent right and interest in the Property free and clear of all liens, charges, encumbrances, security interests and adverse claims.

7. The Corporation covenants and agrees that prior to fully exercising the Option to Purchase, the Corporation shall keep the Property free and clear of
all  liens  and    encumbrances.

8. In the event that the Corporation fails to issue the shares as referred to in Section 2 (b) by January 30, 2005, then the Option shall terminate and the Corporation further agrees to forthwith return the Property to the Vendor, free and clear of all liens or encumbrances by January 30, 2005.

9. The Vendor warrants to the Corporation that the claim comprised in the Property has been duly and validly staked and located pursuant to all applicable laws and regulations and is in good standing and the Vendor is not aware of any suits, actions, prosecutions, investigations or proceedings pending or threatened, against or affecting the Vendors that relates to or has adverse affect on the Property.

10. In the event that the Corporation is consolidated, sold, taken over merged and or placed under new management the terms and conditions of this Agreement shall apply until the Option to Purchase is fully exercised.

11. The Corporation may not sell or assign all or any portion of the Property until the Option to Purchase is fully exercised.

12. The terms and provisions of this Agreement shall be interpreted in accordance with the laws of British Columbia.

13. The Parties shall do and perform all such acts and things and execute all such deeds, documents, and writings and give all such assurances as may be necessary to give effect to this Agreement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

14.     Time  shall  be  of  the  essence  of  this  Agreement.

    IN WITNESS WHEREOF THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT AS OF
                                JANUARY 19, 2004.


THE  CORPORATE  SEAL  OF                 )
FRONTIER  EXPLORATIONS  CORP.            )
                                         )
                                         )
WAS  HERETO  AFFIXED IN THE PRESENCE OF: )               C/S
                                         )
                                         )
                                         )
/s/  D.  Watford                         )
Authorized  Signatory                    )
                                         )
                                         )
                                         )
                                         )
_____________________________________    )
Authorized  Signatory                    )
                                         )
                                         )
                                         )
AUTRY  COMBS                             )
                                         )
                                         )
/s/  Autry  Combs                        )
Signature                                )
                                         )
                                         )
                                         )
/s/  Colleen  Sceer                      )
Witness                                  )

                                   SCHEDULE 1
                                   ----------


Claim  Name:          Cream

Units:                20

Tenure  Number:       414157

Expiry  Date:         September  08,  2006

                                    SCHEDULE2
                                    ---------

Summary  of  the  "Cream  Property"  (Copper,  Gold  &  Platinum  Prospect)

The  property  consists  of  20  claim  units.

The property is located in central British Columbia approximately 75km east of Williams Lake. The claims are accessible by vehicle from Williams Lake, the road is paved to within 10kms of the property. The property adjoins the south border of Imperial Metals "Mount Polley copper/gold mine". A high power hydro electric power line servicing the Mount Polley Mine is within 1,000 meters of the property.

Geologically the property is located in the central Quesnel Trough. The trough is a prolific host for gold, copper and other metal deposits due to the presence of strong Regional scale fault structures and associated alkalic suite intrusives, cogenitic sediments and volcanics. The claims are underlain with granitic potash feldspar porphyry, with outlying clusters of the Triassic/Jurassic Talks formation. Outcrops of breciated alkalic intrusive rocks occur within a stock work of granitic potash feldspar porphyry/quartz monzonite porphyry intrusives.

Recent new spectacular results from Mount Polley's expansion exploration program have changed the whole perspective for properties in the area. Since early spring, they have continued to report high values in copper and gold from their current drilling program with results ranging from 2.54% copper and 1.15 gram per tonne gold from a 186 foot drill section. The drill program on this zone has not only re-determined the Mount Polley Mine, but that of the whole region, as an important analogous schematic cross section of the "Copper Mountain Similco" cluster. This cluster shows a geographical relationship to Mount Polley and suggests there is potential for multiple bodies of economic gold/copper deposits in the Mount Polley region.

The property requires detailed exploration on the alkalic centers within the property, together with systematic exploration on the granitic intrusives. This will establish a grid network on the property for geochemical, geophysical and trenching exploration programs, together with geological mapping of the property. Some of Mount Polleys overlap air-born geophysical information is available from the British Columbia Ministry of Mines Map site which will take in some of the northern region of the Cream Property.

                                    SCHEDULE3
                                    ---------

CREAM  238399  GPS  SURVEY


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